HUTCHINSON and
BLOODGOOD LLP
CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS

550 N. Brand Blvd., 14th Floor
Glendale, CA 91203
t 818.637.5000 f 818.240.0949
www.hbllp.com

June 7, 2019

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by FAT Brands, Inc., which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 304(a)(1) of Regulation S-K, as part of Item 4.01 of Form 8-K of FAT Brands, Inc. dated June 7, 2019. We agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Hutchinson and Bloodgood LLP

Glendale, California